EXHIBIT 8.1

LIST OF SUBSIDIARIES OF GLOBAL SHIP LEASE, INC.

Name	Jurisdiction of Incorporation
Global Ship Lease Services Limited	United Kingdom
Global Ship Lease 1 Limited	Cyprus
Global Ship Lease 2 Limited	Cyprus
Global Ship Lease 3 Limited	Cyprus
Global Ship Lease 4 Limited	Cyprus
Global Ship Lease 5 Limited	Cyprus
Global Ship Lease 6 Limited	Cyprus
Global Ship Lease 7 Limited	Cyprus
Global Ship Lease 8 Limited	Cyprus
Global Ship Lease 9 Limited	Cyprus
Global Ship Lease 10 Limited	Cyprus
Global Ship Lease 11 Limited	Cyprus
Global Ship Lease 12 Limited	Cyprus
Global Ship Lease 13 Limited	Cyprus
Global Ship Lease 14 Limited	Cyprus
Global Ship Lease 15 Limited	Cyprus
Global Ship Lease 16 Limited	Cyprus
Global Ship Lease 17 Limited	Cyprus
Global Ship Lease 18 Limited	Republic of the Marshall Islands
Global Ship Lease 19 Limited	Republic of the Marshall Islands
Global Ship Lease 20 Limited	Hong Kong
Global Ship Lease 21 Limited	Hong Kong
Global Ship Lease 22 Limited	Hong Kong
GSL Alcazar Inc.	Republic of the Marshall Islands